Exhibit 107

Calculation Of Filing Fee Tables

Form F-1

(Form Type)

Ming Shing Group Holdings Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type (1)	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Ordinary Shares, no par value, to be sold by the Registrant	Equity	457(a)	[*]	$	[*]	$11,500,000	0.00014760	$1,697.40
Fees to Be Paid	Ordinary Shares, no par value, to be sold by the Selling Shareholder	Equity	457(a)	625,000	$	[*]	$5,000,000	0.00014760	$738
	Total Offering Amounts						$16,500,000	0.00014760	$2,435.40
	Total Fees Previously Paid								$1,653.00
	Total Fee Offsets								$-
	Net Fee Due								$782.40

(1)	Pursuant to Rule 416 under the Securities Act, there is also being registered hereby such indeterminate number of additional Ordinary Shares (“Ordinary Shares”) as may be issued or issuable because of stock splits, stock dividends, stock distributions, and similar transactions.

(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).